SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2004

GENOME THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Beaver Street

Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Page 1 of 4 pages.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On February 6, 2004 (the “Effective Date”), Genome Therapeutics Corp., a Massachusetts corporation (“Genome”), completed the acquisition of GeneSoft Pharmaceuticals, Inc., a Delaware corporation (“Genesoft”), pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The merger (the “Merger”) was structured as a reverse triangular merger, pursuant to which a wholly-owned subsidiary of Genome merged with and into Genesoft, with Genesoft surviving as a wholly-owned subsidiary of Genome. Immediately after the Merger, the surviving entity was merged with and into a second wholly-owned subsidiary of Genome. The Merger and the merger of the surviving entity into the second wholly-owned subsidiary of Genome are intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

At the effective time of the Merger (the “Effective Time”), Genome became obligated to issue a total of 28,571,405 shares (the “Shares”) of its common stock (i) in exchange for all outstanding shares of capital stock of Genesoft, (ii) as payment of certain interest and related amounts due to Genesoft’s note holders and (iii) upon the exercise of Genesoft options and warrants, which were assumed by Genome. Each share of Genesoft common stock outstanding at the Effective Time was converted into the right to receive 1.19 shares of Genome common stock. The conversion ratio was determined through arm’s length negotiations. Approximately 4,800,000 of the Shares will be issued as payment of interest and related amounts to Genesoft’s noteholders.

Genome also assumed at the Effective Time approximately $24 million of debt of Genesoft, $2 million of which is equipment financing debt. Genome assumed the remainder of this debt by issuing approximately $22 million of 5% Genome convertible notes due in February 2009 that are convertible into Genome common stock at any time prior to maturity, at the option of the holder, at a price of $6.6418 per share. Genome is obligated to file a re-sale registration statement on Form S-3 to register the shares of common stock underlying the convertible notes and the shares issued as payment of interest and related amounts on the Genesoft notes.

On the Effective Date, Genome also closed a common stock offering (the “Offering”) in which it issued 16.8 million shares of Genome common stock at a per-share price of $5.25 resulting in net proceeds to Genome of approximately $80 million, after payment of expenses and fees.

The issuance of Genome common stock to Genesoft’s shareholders under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended (the “Act”), pursuant to Genome’s registration statement on Form S-4 (File No. 333-111171) (the “Merger Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on December 30, 2003. The Joint Proxy Statement/Prospectus included in the Merger Registration Statement contains additional information about the Merger and related transactions. A copy of the Merger Agreement is attached as Exhibit 2.1 to Genome’s Current Report on Form 8-K filed with the SEC on November 18, 2003, and is incorporated herein by reference. The foregoing description on the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

The issuance of Genome common stock in connection with the Offering was registered under the Act, pursuant to Genome’s registration statements on Form S-3 (File No. 333-111273)

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and Form S-3 (File No. 333-112435) (collectively, the “Financing Registration Statements”) becoming effective, respectively, on February 2, 2004 and February 3, 2004. The prospectus included in the Financing Registration Statements contains additional information about the Offering.

On February 6, 2004, Genome issued a press release announcing the closing of the Merger, which is attached hereto as Exhibit 99.1.

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

At the special meeting of Genome’s stockholders on February 2, 2004, Genome’s stockholders approved, by the requisite vote:

1.	the issuance of 28,571,405 shares of Genome common stock pursuant to the Merger Agreement and the issuance of shares of Genome common stock upon the potential conversion of the convertible notes of Genome, in an aggregate principal amount of $22,309,647, to be exchanged for Genesoft promissory notes in connection with the Merger; and

2.	an amendment to Genome’s Articles of Organization to increase the number of shares of Genome common stock Genome is authorized to issue from 50,000,000 to 175,000,000.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Genesoft’s audited balance sheet for the fiscal year ended December 31, 2002 and its audited statements of operations, stockholders’ equity (net capital deficiency) and cash flows for the fiscal years ended December 31, 2001 and December 31, 2002 have been previously reported (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) by Genome and have been omitted in reliance upon General Instruction B.3 of Form 8-K. Genesoft’s audited balance sheet and statements of operations, stockholders’ equity (net capital deficiency) and cash flows for the fiscal year ended December 31, 2003 will be filed by amendment within 60 days after the date that this initial Report must be filed.

(b)    The required pro forma financial statements will be filed by amendment within 60 days after the date that this initial Report must be filed.

(c)    Exhibits

2.1	Agreement and Plan of Merger and Reorganization among Genome Therapeutics Corp., Guardian Acquisition, Inc., GeneSoft Pharmaceuticals, Inc. and the Stockholders’ Representative named therein dated as of November 17, 2003 (incorporated herein by reference to Exhibit 2.1 to Genome’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2003).

99.1	Press Release issued by Genome Therapeutics Corp. on February 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOME THERAPEUTICS CORP.

By:	/s/ STEPHEN COHEN
Name: Stephen Cohen Title: Senior Vice President and Chief Financial Officer

Date: February 10, 2004

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization among Genome Therapeutics Corp., Guardian Acquisition, Inc., GeneSoft Pharmaceuticals, Inc. and the Stockholders’ Representative named therein dated as of November 17, 2003 (incorporated herein by reference to Exhibit 2.1 to Genome’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2003).

99.1	Press Release issued by Genome Therapeutics Corp. on February 6, 2004.

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